CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS







We consent to the use in this registration statement on Form SB-2 of our report dated January 26, 1996, except for the first paragraph of Note 10, which is as of December 4, 1996, Note 12, which is as of December 5, 1996, and Note 15, which is as of October 8, 1996, on our audit of the financial statements of New York Health Care, Inc. as of December 31, 1995 and for the years ended December 31, 1994 and 1995. We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts".







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                                             M.R. WEISER & CO. LLP







New York, NY
December 5, 1996